ITEX SNAPSHOT

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ITEX, The Membership Trading Community℠, is the leading marketplace for cashless business transactions in North America.

For more than a quarter of a century, members have bought and sold within the community's exclusive distribution channel by utilizing the ITEX dollar to exchange goods and services.

More than $128 million in Gross Merchandise Value (GMV) was sold in the Marketplace through 24,000 member businesses in the past year.

ITEX is publicly traded under the symbol "ITEX" and began paying quarterly cash dividends in the fourth quarter of fiscal 2010.

Investor Relations

Ticker Symbol:	ITEX.OB
Stock Price:	$4.75
Revenue:	$16,925,000
Operational Cash Flow:	$ 2,536,000
Market Capitalization:	$17,125,270
Shares Outstanding:	3,605,320
Fiscal Year End:	July 31st

NOTE: Information above as of July 31, 2010.

Member Benefits

- ❑ **New customers**
- ❑ **New sales**
- ❑ **24/7 access - www.itex.com**
- ❑ **Largest trading community in North America**

Mission Statement

To establish the ITEX dollar as a widely accepted currency and the ITEX Marketplace as the hub for cashless business transactions.



ITEX Corporation is headquartered in Bellevue, Washington.

ITEX processes more than 1,000 transactions daily, representing more than $128 million in Gross Merchandise Value (GMV) annually.

ITEX is a community of businesses buying and selling to one another by accepting ITEX dollars as the form of payment.

ITEX

Fiscal Years 2003-2010

Revenue


$18,000
$16,000
$14,000
$12,000
$10,000
$0
2003 $10,595
2004 $10,283
2005 $10,225
2006 $14,646
2007 $14,171
2008 $15,964
2009 $16,502
2010 $16,925

Cash Flow & Income From Operations


$3,000
$2,500
$2,000
$1,500
$1,000
$0
2003 2004 2005 2006 2007 2008 2009 2010
Cash Flow $(74) $28 $843 $1,836 $2,057 $2,374 $2,875 $2,536
Income $(642) $621 $729 $1,341 $1,505 $1,501 $1,027 $1,674

Stockholders' Equity & Cash Balance


$15,000
$12,000
$9,000
$6,000
$3,000
$0
2003 2004 2005 2006 2007 2008 2009 2010
Equity $(481) $2,227 $4,959 $7,968 $12,330 $13,319 $13,981 $14,869
Cash $104 $215 $569 $314 $1,753 $1,061 $2,557 $5,169

Stock Price


$5.00
$4.00
$3.00
$2.00
$1.00
$ .00
DIVIDEND ESTABLISHED
2003 $.60
2004 $1.05
2005 $1.90
2006 $2.88
2007 $4.00
2008 $4.40
2009 $3.15
2010 $4.75

NOTE: All financial numbers represented in thousands except stock prices. Stock prices as of the end of each fiscal year; adjusted to give effect to the 1:5 reverse stock split on 5-03-10.

Financial Highlights

THE ITEX MARKETPLACE[SM]	For the fiscal years ended July 31 2010	2009	2008	2007
Marketplace Revenue	**$16,925**	**$16,502**	**$15,964**	**$14,171**
Cost and expenses:				
Costs of Marketplace revenue	10,777	10,481	10,335	9,660
Corporate salaries, wages, and benefits	1,850	1,895	1,634	1,448
Selling, general and administrative	1,980	2,337	1,869	1,257
Depreciation and amortization	644	762	625	301
	15,251	15,475	14,463	12,666
Income from operations	1,674	1,027	1,501	1,505
Other income:				
Interest & other income	(117)	1	16	156
Income before income taxes	1,557	1,028	1,517	1,661
Income tax expense (benefit)	611	421	583	(2,843)
Net Income	**$ 946**	**$ 607**	**$ 934**	**$ 4,504**
Common stock outstanding (split adjusted)	3,605	3,571	3,563	3,620
Net income per common share	0.26	0.17	0.26	1.24

NOTE: All numbers represented in thousands except per share amounts.

2010 Fiscal Year Highlights

- Income from operations increased 63%
- Earnings per share increased 53%
- Net income increased 56%
- Revenue -- $16.9 million
- Cash position -- $5.2 million
- Stockholder equity -- $14.9 million
- Commenced quarterly cash dividends
- Seventh consecutive profitable year
- Increased credit facility to $2.5 million
- Company-wide computer upgrade
- Sold San Francisco corporate office
- Repurchased and retired 4,943 shares

NOTE: Percentages above reflect changes from fiscal year 2009.

CORPORATE INFORMATION

Steven White - Chairman & CEO

Mr. White has been a Director of the Board of ITEX and its Chairman since February 2003. He has served as CEO and Interim CFO of the Company since June 2003. Mr. White was President of Lakemont Capital from 2002 to 2003. From 1996 to 2000, he was CEO and President of Ubarter.com, a web-based cashless trading community originally founded by Mr. White in 1983 as Cascade Trade Association (where he was the President from 1983 to 1996). In June 2000, Mr. White directed the sale of Ubarter.com to Network Commerce, an Internet-based technology infrastructure and services company. Mr. White served as Senior Vice President of Network Commerce from 2000 to 2001.

John A. Wade - Director

Mr. Wade has been a Director on the Board of ITEX since February 2003 and Secretary and Treasurer of ITEX Corporation (2003-present). He served as Chief Financial Officer of Aptimus, Inc., an online direct marketing company, from 1998 to 2007. Prior to joining Aptimus, Mr. Wade served as the CFO and COO for Buzz Oates Enterprises, a real estate development company from 1994 to 1998. Mr. Wade earned a Bachelor of Science degree in business administration with a concentration in accounting from the San Diego State University School of Business and has been a CPA since 1987.

Eric Best - Director

Mr. Best has been a Director of ITEX Corporation since February 2003. He was founder of MindCorps and Chief Executive Officer from 1996 to 1999, an e-commerce systems integrator acquired by Amazon.com in 1999. Mr. Best was Chief Executive Officer of Emercis from 1998 to 2000, an e-commerce tools provider acquired by Impressa in 2000. He is Co-Founder of Impresys (2009–present) and founded and is currently CEO of Mercent Corporation, a software venture that enables retailers to sell through online merchandising channels. Mr. Best is also founder and Chairman of the Board of Directors of Seattle-based Morse Best Innovation, a technical marketing agency. Mr. Best is a graduate of Seattle Pacific University and a member of the SPU Entrepreneurial Studies Council and Society of Fellows.

Marketplace Staff

ITEX has 35 employees. In addition, our franchisees, their staff and outside contractors total more than 400 individuals supporting The Membership Trading Community℠.

All information set forth in this ITEX Snapshot is as of October 31, 2010, and ITEX undertakes no duty to update this information. We routinely post important information on the Investor Relations portion of our website.

Corporate Office
3326 160th Ave SE
Suite 100
Bellevue, WA 98008-6418
Phone: 425.463.4000
Fax: 425.463.4041
www.itex.com

Investor Relations
Alan Zimmelman
425.463.4017
alan@itex.com

Independent Auditors
Ehrhardt Keefe Steiner & Hottman PC
7979 East Tufts Avenue
Denver, CO 80237-2843

Counsel
Stoel Rives, LLP
600 University Street
Suite 3600
Seattle, WA 98101-4109

Tollefsen Business Law P.C.
2825 Colby Avenue
Suite 304
Everett, WA 98201-3553

Transfer Agent
OTR, INC
1001 SW Fifth
Suite 1550
Portland, OR 97204-1143

ITEX